Exhibit 5.1

[Letterhead of Dorsey & Whitney LLP]

EnteroMedics Inc.

2800 Patton Road

St. Paul, MN 55113

Re:	Registration Statement on Form S-3 File No. 333-166011

Ladies and Gentlemen:

We have acted as counsel to EnteroMedics Inc., a Delaware corporation (the “Company”), in connection with the above-captioned Registration Statement on Form S-3, as amended by Amendment No. 1 thereto (the “Registration Statement”), relating to the registration under the Securities Act of 1933, as amended, of securities of the Company to be offered from time to time, and a Prospectus Supplement dated September 23, 2011 to the Prospectus dated May 6, 2010 (together, the “Prospectus”) relating to the issuance by the Company under the Registration Statement of (i) up to 8,800,000 shares (the “Shares”) of common stock, par value $0.01 per share (the “Common Stock”), of the Company, (ii) warrants to purchase up to 1,760,000 shares of Common Stock (the “Warrants”), and (iii) up to 1,760,000 shares (the “Warrant Shares”) of Common Stock pursuant to the exercise of the Warrants, and the sale thereof pursuant to the Purchase Agreement, dated September 23, 2011 (the “Purchase Agreement”), by and between the Company and Craig Hallum Capital Group LLC.

For purposes of this opinion, we have examined such documents and reviewed such questions of law as we have considered necessary and appropriate for the purposes of our opinion set forth below. In rendering our opinion, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to questions of fact material to our opinions, we have relied upon certificates of officers of the Company and of public officials.

Based on the foregoing, we are of the opinion that:

(1) Upon the due execution, issuance and delivery of certificates representing the Shares and Warrant Shares (or, if uncertificated, the making of valid book-entry notations in the stock register of the Company) and payment for the Shares and Warrant Shares in the manner contemplated by the Registration Statement and the Prospectus (and in the case of the issuance of the Warrant Shares pursuant to the exercise of the related Warrant and upon the satisfaction of and compliance with the conditions to such exercise), the Shares and Warrant Shares will be duly authorized, validly issued, fully paid and nonassessable.

EnteroMedics Inc.

(2) Upon the due execution, issuance and delivery of the Warrants and payment therefore in the manner contemplated in the Registration Statement and the Prospectus and as required by applicable law, the Warrants will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

The opinions set forth above are subject to the following qualifications and exceptions:

(a) Our opinions are subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or other similar law of general application affecting creditors’ rights.

(b) Our opinions are subject to the effect of general principles of equity, including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing, and other similar doctrines affecting the enforceability of agreements generally (regardless of whether considered in a proceeding in equity or at law).

Our opinions expressed above are limited to the Delaware General Corporation Law and the federal laws of the United States of America.

We hereby consent to your filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal matters” contained in the Prospectus.

Dated: September 23, 2011

Very truly yours,

/s/ Dorsey & Whitney LLP

TSH